EXHIBIT 10.6

PROMISSORY NOTE

NEITHER THIS NOTE NOR ANY SECURITY ISSUABLE IN CONNECTION THEREWITH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO TRANS-INDIA ACQUISITION CORPORATION, AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

TRANS-INDIA ACQUISITION CORPORATION

PROMISSORY NOTE

$223,600	July 17, 2006
Chicago, Illinois

FOR VALUE RECEIVED, Trans-India Acquisition Corporation, a Delaware corporation (“Payor”), having its executive office and principal place of business at 300 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, hereby promises to pay to Marillion Pharmaceuticals India Pvt. Ltd., a corporation registered under the Indian Companies Act 1956, with incorporation no: 01-48633, having its principal address at 20B, ASCI College Park, Road No. 3, Banjara Hills, Hyderabad 500 034, India (“Payee”) on the Maturity Date as described in Paragraph 1.3 hereof, at Payee’s address set forth above, the principal sum of up to Two Hundred Twenty-three Thousand Six Hundred Dollars ($223,600), together with interest thereon as set forth in paragraph 1.1 hereof.

Payee may from time to time request draws against the full principal amount of this Note. Provided that Payee remains in compliance with the terms and conditions of this Note, Payor shall furnish to Payee the amount specified in each such draw request within five days thereof, up to the maximum amount of $223,600.

This Note is one of several Notes (individually a “Note” and collectively the “Notes”) issued pursuant to a Loan Agreement of even date herewith by and among the Borrower and certain lenders (the “Loan Agreement”). All rights under this Note rank equally with all rights under all other Notes, and no holder of this Note shall have rights senior to the rights of the holders of all or any other Notes. Notwithstanding anything contained herein to the contrary no payment or prepayment of this Note shall be made, except insofar as payments or prepayments are made with respect to all Notes pro-rata in proportion to the then outstanding principal amount of each such Note.

All or any part of the indebtedness evidenced by this Note may be prepaid without penalty at any time, together with the accrued interest on the principal so prepaid to the date of such prepayment.

1. Interest and Payment.

1.1. The principal amount of this Note outstanding from time to time shall bear simple interest from the date hereof through the Maturity Date at the rate of five percent (5%) per annum (the “Note Rate”).

1.2. If payment of the principal amount of this Note, together with accrued unpaid interest thereon at the Note Rate is not paid on the Maturity Date, or on any date at which the principal of, and accrued unpaid interest on, this Note are declared to be or become due and payable prior to the Maturity Date as provided herein then interest shall accrue on such unpaid amount from and after such date of default to the date of the payment in full of such unpaid amount (including from and after the date of the entry of judgment in favor of Payee in an action to collect this Note) at an annual rate equal to 9%.

1.3. The principal balance of this Note shall be repayable at the Maturity Date, which shall occur upon the earlier of the consummation of Trans-India’s Pending Offering (as defined in the Loan Agreement) or March 1, 2007.

2. Replacement of Note. In case this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute and deliver, a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its theft of this Note and of the ownership thereof. Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date of this Note.

3. Events of Default. If any of the following events (each an “Event of Default”) shall occur:

3.1. The dissolution of Payor or any vote in favor thereof by its board of directors or stockholders; or

3.2. Payor shall make an assignment for the benefit of creditors, or file with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or there shall be filed by Payor a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or there shall be filed against Payor any such application or petition, which application or petition is not dismissed or withdrawn within thirty (30) days from the date of filing thereof; or

3.3 Payor shall fail to pay the principal of, or interest on this Note, as and when the same shall become due and payable; or

3.4 Payor shall admit in writing its inability to pay its debts as they mature; then, upon the occurrence of any such Event of Default and at any time thereafter, Payee shall have the right to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to Payee, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

4. Restriction on Transfer. This Note has not been registered under the securities laws of the United States of America or any state thereof. This Note has been acquired for investment. Accordingly, no interest in this Note may be offered for sale, sold or transferred, in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of Payee reasonably satisfactory to Payor that such registration and qualification are not required.

5. Waiver of Liability. This Note is an obligation of the Payor, and the Payee hereby acknowledges and agrees that no stockholder, director, officer, incorporator or controlling person or any other person associated with the Payor shall have any liability with respect to this Note.

6. Miscellaneous.

6.1. The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

6.2. All notices required or permitted to be give hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, facsimile transmission, or overnight courier, to the address of the intended recipient set forth in the first paragraph of this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

6.3. This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the laws of the State of Delaware.

TRANS-INDIA ACQUISITION CORPORATION

By:	/S/ BOBBA VENKATADRI
Name: Bobba Venkatadri
Title: President and Chief Executive Officer

Acknowledgment:

MARILLION PHARMACEUTICALS INDIA PVT. LTD.

By:	/S/ RAMESH ALUR
Name:	Ramesh Alur
Title:	Authorized Officer

[Signature Page to Promissory Note]